Exhibit 1.1

125,250,000 CLASS A ORDINARY SHARES

YIMUTIAN INC.

CLASS A ORDINARY SHARES, PAR VALUE US$0.00001 PER SHARE

IN THE FORM OF AMERICAN DEPOSITARY SHARES

UNDERWRITING AGREEMENT

[●], 2025

US Tiger Securities, Inc. (“US Tiger”)

437 Madison Avenue, 27th Floor

New York, NY 10022

As the representative of the Underwriter named in Schedule I-A hereto (the “Representative”)

Ladies and Gentlemen:

Yimutian Inc., an exempted company with limited liabilities under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions in this agreement (the “Agreement”), to issue and sell to the underwriter listed in Schedule I-A hereto (the “Underwriter”) an aggregate of 113,050,000 Class A ordinary shares of par value US$0.00001 per share of the Company in the form of 4,522,000 American Depositary Shares (as defined below), and the shareholders listed in Schedule I-B here to (the “Selling Shareholders”) severally and not jointly propose to sell to the Underwriter an aggregate of 12,200,000 Class A ordinary shares of the Company in the form of 488,000 American Depositary Shares. The aggregate of 125,250,000 Class A ordinary shares of the Company in the form of 5,010,000 American Depositary Shares to be sold by the Company and the Selling Shareholders are hereinafter referred to as the “Firm Shares.”

The Company also proposes to issue and sell to the Underwriter not more than an additional 16,957,500 Class A ordinary shares, par value US$0.00001 per share, of the Company (the “Additional Shares”) in the form of 678,300 American Depositary Shares if and to the extent that the Representative exercises, on behalf of the Underwriter, the right to purchase such Additional Shares granted to the Underwriter in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Class A ordinary shares, par value US$0.00001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, or the Class B ordinary share, par value US$0.00001 per share, of the Company are hereinafter referred to as the “Ordinary Shares.”

The Underwriter will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [●], 2025 (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive 25 Class A ordinary shares, par value US$0.00001 per share, of the Company, deposited pursuant to the Deposit Agreement.

Definitions

“ADS Registration Statement” means the registration statement on Form F-6 relating to the American Depositary Shares, as amended at the time it becomes effective.

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Applicable Time” means [●] New York State time on the date of this Agreement.

“Bona Fide Electronic Road Show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that the Company has made available without restriction by “graphic means” (as defined in Rule 405 under the Securities Act) to any person.

“Business day” means a day on which the Nasdaq (as defined below) is open for trading and on which banks in New York and the PRC are open for business and not permitted by law or executive order to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Emerging Growth Company” means an “emerging growth company” (as defined in Section 2(a) of the Securities Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Prospectus” means the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) and first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

“Form 8-A Registration Statement” means a registration statement on Form 8-A to register the Shares and the American Depositary Shares and filed by the Company has filed, in accordance with Section 12 of the Exchange Act.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement, as originally filed or as part of any amendment or supplement thereto.

“Pricing Disclosure Package” means the Pricing Prospectus collectively with the documents and pricing information set forth in Schedule II hereto.

“Pricing Prospectus” means the Preliminary Prospectus included in the Registration Statement immediately prior to the Applicable Time.

“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

“Registration Statement” means (a) the registration statement on Form F-1 (File No. 333-287877), including a prospectus, registering the offer and sale of the Shares under the Securities Act as amended at the time the Commission declared it effective, including each of the exhibits, financial statements and schedules thereto, (b) any Rule 430A Information, and (c) any Rule 462(b) Registration Statement.

“Rule 430A Information” means the information deemed, pursuant to Rule 430A under the Securities Act, to be part of the Registration Statement at the time the Commission declared the Registration Statement effective.

“Rule 462(b) Registration Statement” means an abbreviated registration statement to register the offer and sale of additional Ordinary Shares or American Depositary Shares pursuant to Rule 462(b) under the Securities Act. If the Company has filed the Rule 462 Registration Statements, then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Written Communication” has the meaning set forth in Rule 405 under the Securities Act.

1.	Representations and Warranties of the Company.

The Company hereby represents and warrants to, and agrees with, the Underwriter that:

(a)	Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company after all due inquiry/investigation, threatened by the Commission. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. The Company has complied with each request (if any) from the Commission for additional information.

(b)	Compliance with Securities Law. (i) Each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the ADS Registration Statement at the time it became effective, the Closing Date (as defined in Section 3 hereof) and any Additional Closing Date (as defined in Section 3 hereof) comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, each Pricing Disclosure Package, the Final Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Closing Date and any Additional Closing Date complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and each Pricing Disclosure Package delivered to the Underwriter for use in connection with this offering and the Final Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T.

(c)	Pricing Disclosure Package. The Pricing Disclosure Package and any amendment or supplement thereto, as of the Applicable Time, did not, and as of the Closing Date (as defined below) and as of any Additional Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	Final Prospectus.

(i)	Each of the Final Prospectus and any amendments or supplements thereto, as of its date, as of the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions furnished to the Company in writing with respect to the Underwriter by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Final Prospectus or any amendment thereof or supplement thereto. The parties hereto acknowledge and agree that such information furnished to the Company by the Representative consists solely of the Underwriter Information as defined below in this Agreement.

(ii)	Each of the Final Prospectus and any amendments or supplements thereto at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, complied and will comply with the Securities Act.

(e)	Preliminary Prospectuses.

(i)	Each Preliminary Prospectus, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii)	Each Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, complied in all material respects with the Securities Act.

(f)	Issuer Free Writing Prospectuses.

(i)	Each Issuer Free Writing Prospectus, when considered together with the Registration Statement, Preliminary Prospectus or Pricing Disclosure Package, or delivered prior to the delivery of the Final Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date and as of any Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)	Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company (A) complies or will comply with the Securities Act and the applicable rules and regulations of the Commission thereunder and (B) does not conflict and will not conflict with the information contained in the Registration Statement, Pricing Disclosure Package or Final Prospectus, including any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iii)	The Company has filed, or will file, with the Commission, if any, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus that it is required to file pursuant to Rule 433(d) under the Securities Act.

(iv)	Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule II hereto and electronic Road Shows, if any, each furnished to the Representative before first use, the Company has not prepared, used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Representative, prepare, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic Road Show. As of the time of each sale of the American Depositary Shares in connection with the offering when the Final Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)	Bona Fide Electronic Roadshow. The Company has made available any Bona Fide Electronic Road Show used by it in compliance with Rule 433(d)(8)(ii) under the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) (“Road Show”) is required in connection with the offering of the Shares. Each Bona Fide Electronic Road Show, when considered together with the Registration Statement, the Preliminary Prospectus or the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made as to the Underwriter Information.

(h)	No Other Disclosure Materials. Other than the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, and each Issuer Free Writing Prospectus (if any), the Company (including its agents and representatives) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Shares.

(i)	Ineligible Issuer and Foreign Private Issuer. The Company is not an “ineligible issuer” in connection with this offering pursuant to Rules 164, 405 and 433 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer; the Company is (A) a “foreign private issuer” within the meaning of Rule 405 under the Securities Act and (B) eligible to register the offer and sale of the Shares on Form F-1 adopted by the Commission.

(j)	EGC Status and Testing-the-Waters Communication.

(i)	From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ii)	The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(iii)	The Company has not distributed any Written Testing-the-Waters Communications other than those approved by the Representative with prior written consent. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the Closing Date and each Additional Closing Date in connection with this offering when the Final Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communications, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)	Due Authorization.

(i)	The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(ii)	The Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(l)	Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations, which exceptions in subsections (i) and (ii) above are referred to as the “Enforceability Exceptions.”

(m)	Scheme or Arrangement with Shareholders. Neither the Company nor any of its affiliates is a party to any scheme or arrangement through which shareholders or potential shareholders are being loaned, given or otherwise having money made available for the purchase of Ordinary Shares whether before, in or after this offering, made pursuant to in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. Neither the Company nor any of its affiliates is aware of any such scheme or arrangement, regardless of whether it is a party to a formal agreement.

(n)	No Material Adverse Change. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, since the date of the most recent audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development or event that would result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholder’s equity, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries (as defined below), considered as one entity, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Change”); (ii) there has been no change in the share capital (other than the issuance of ordinary shares upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of share options, restricted share units or warrants described as outstanding, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or material adverse change in the revenue, net current assets, net assets, short-term debt or long-term debt of the Company or any of its Subsidiaries, considered as one entity; (iii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries, considered as one entity; (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its Subsidiaries on any class of share capital, or no repurchase or redemption by the Company or any of its Subsidiaries of any class of share capital; (v) neither the Company nor any of its Subsidiaries has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset; or (D) agreed to take any of the foregoing actions; and (vi) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(o)	Organization and Good Standing of the Company and its Subsidiaries.

(i)	The Company has been duly organized and is validly existing and in good standing under the laws of the Cayman Islands, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (to the extent that good standing is recognized by such jurisdiction), and has all corporate power and authority necessary to own, lease or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The thirteenth amended and restated memorandum and articles of association of the Company to be adopted on the Closing Date, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately following closing on the Closing Date of the Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representative; except for the adoption of the second amended and restated memorandum and articles of association of the Company on the Closing Date, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(ii)	Each of the Company’s direct and indirect significant subsidiaries (as such term is defined in Rule 405 under the Securities Act) (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified in Exhibit 21.1 to the Registration Statement. Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent that good standing is recognized by the jurisdiction of its incorporation), has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent that good standing is recognized by such jurisdiction). All of the currently effective constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(p)	Capitalization.

(i)	The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. All of the outstanding ordinary shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable. As of the date hereof, the Company has duly authorized and outstanding capitalizations as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization” and “Description of Share Capital” and as of the Closing Date, the Company shall has authorized and outstanding capitalizations as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization” and “Description of Share Capital.”

(ii)	None of the outstanding ordinary shares or equity interest of the Company or the Subsidiaries was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or the Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, or any obligation of the Company to issue, any ordinary shares, or other equity interest in, the Company or any of its Subsidiaries. All of the outstanding ordinary shares of, or other equity interest in, each of the Company’s Subsidiaries (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer (collectively, “Liens”). There are no restrictions on transfer of the ordinary share under the laws of Cayman Islands or the United States.

(iii)	American Depositary Shares. The American Depositary Shares, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement.

(iv)	Any equity incentive awards granted by the Company under any equity incentive plan of the Company were granted (i) in accordance with the terms of such plan and (ii) any option was granted with an exercise price at least equal to the fair market value of the Ordinary on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s equity incentive plan has been backdated.

(q)	No Violation or Default. Neither the Company nor any of its Subsidiaries is: (i) in breach or violation of its business license (as applicable), memorandum and articles of associations or similar constitutional or organizational documents, except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject; or (iii) in breach or violation of any applicable laws, statutes, rules, regulations, judgments, orders, decrees or writs, guidelines or notices of any court, arbitrator, governmental or regulatory authority, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries, or any of their respective properties, operations or assets (each a “Governmental Entity”) (including, but not limited to, any applicable laws or regulations concerning the dissemination of information over the Internet and user privacy protection), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Change.

(r)	No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Shares, (iii) the application of the proceeds of this offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (A) result in any breach or violation of the terms or provisions of the memorandum and articles of association or similar constitutional or organizational documents of the Company or any of its Subsidiaries; (B) conflict with, result in a breach or violation of any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any Lien upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject; or (C) result in the breach or violation of any law, statute, judgment, order, rule, decree or writ, regulation, guideline or notice of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, rights or assets, including the CSRC, except, in the case of clauses (B) and (C) above, for any such conflict, breach, violation, default, and Liens that would not, individually or in the aggregate, have a Material Adverse Change.

(s)	No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any Governmental Entity is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Shares; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (A) have already been obtained or made or will have been obtained or made by the effective date of the Registration Statement and are or will on such effective date be in full force and effect, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (B) may be required by FINRA, and (C) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Shares by the Underwriter.

(t)	Independent Accountants. Assentsure PAC, which expressed its unqualified opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(u)	Financial Statements and Other Financial Data. The financial statements, together with the related notes and schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the related rules and regulations adopted by the Commission and present fairly the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with the United States generally accepted accounting principles (the “GAAP”) applied on a consistent basis throughout the periods involved. The historical financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus to the extent such historical financial data are extracted or derived from the consolidated financial statements and the related schedules and notes thereto have been duly extracted or derived from the consolidated financial statements and present fairly the information set forth therein on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus under the Securities Act or the rules and regulations promulgated thereunder. The other financial data contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(v)	Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with the notes to consolidated financial statements for the years ended December 31, 2024 and 2023, in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries, if any. There are no outstanding guarantees or other contingent obligations of the Company or its Subsidiaries that could be expected to, individually or in the aggregate, have a Material Adverse Change. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regard to such disclosure.

(w)	Statistical and Market-Related Data. The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company in good faith believes to be accurate and reliable, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(x)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(y)	Legal Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending, or to the best knowledge of the Company after all due inquiry/investigation, threatened or contemplated by the Governmental Entity to which the Company or any director or officer of the Company or any of its Subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its Subsidiaries is or may be the subject, or would individually or in the aggregate have a Material Adverse Change (ii) there are no such Actions that are required to be described in the Registration Statement or the Pricing Disclosure Package or the Final Prospectus and are not so described; and there are no contracts, agreements, or other documents that are required to be described in the Registration Statement or the Pricing Disclosure Package or the Final the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, would individually or in the aggregate have a Material Adverse Change; and (iii) the Company’s directors and executive officers are not a party to any such Action(s) that would result in such director or officer to be unsuitable for his or her position on the board or in the Company, as the case may be.

(z)	Labor Disputes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no labor disturbance by or dispute with the employees or third-party contractors of the Company or any of its Subsidiaries exists or is threatened or contemplated, would individually or in the aggregate have a Material Adverse Change; and the Company is not aware of any existing, threatened or contemplated labor disturbance by the employees of any of the principal customers and suppliers, would individually or in the aggregate have a Material Adverse Change.

(aa)	Intellectual Property Rights.

(i)	The Company and its Subsidiaries own, possess, have the full right to use all patents, patent applications, trademarks, service marks, trade names, trademark and service mark applications, domain names and other source indicators, copyrights and copyrightable works, technology and know-how, trade secrets, inventions, licenses, approvals, proprietary or confidential information and all other intellectual property and related proprietary rights, interests and protection (collectively, the “Intellectual Property Rights”) necessary to conduct their respective businesses in all applicable jurisdictions, or can acquire sufficient Intellectual Property Rights on reasonable terms.

(ii)	To the best knowledge of the Company after due and careful inquiry, (A) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (B) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries (and neither the Company nor any of its Subsidiaries is otherwise aware of any such infringement, misappropriation, breach, default or other violation), except for such infringement, misappropriation or other conflict as, if the subject of an unfavorable decision, would not have a Material Adverse Change; (C) there are no pending or threatened Actions by others challenging the Company’s or the Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such Actions; (D) there are no pending or threatened Actions by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such Actions; (E) there are no pending or threatened Actions by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such Actions; and (F) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries in violation of the rights of any persons.

(bb)	Licenses and Permits.

(i)	The Company and its Subsidiaries possess all valid and current certificates, authorizations, approvals, licenses, permits, consents, and declarations (collectively, the “Authorizations”) issued by, and have made all declarations, amendments, supplements, reports and filings with, the appropriate local, provincial or state, national or federal or foreign regulatory agencies or bodies having jurisdiction over the Company and each of its Subsidiaries and their respective assets, rights and properties that are necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to possess or have such Authorizations or assets, rights and properties would not, individually or in the aggregate, have a Material Adverse Change;

(ii)	all such Authorizations are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, and the Company and its Subsidiaries are in compliance with the terms and conditions of all such Authorizations, and contain no burdensome restrictions or conditions; and

(iii)	neither the Company nor any of its Subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course.

(cc)	Title to Property. The Company and its Subsidiaries have good and marketable title to all real property and personal property owned by them, free and clear of all Liens, defects and imperfections of title; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, except such Liens, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries.

(dd)	Taxes. The Company and each of its Subsidiaries have filed tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon, except where the failure to make such payment or filing will not have Material Adverse Change, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries (nor does the Company nor any of its Subsidiaries has any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries). The charges, accruals and reserves on the books of the Company in respect of any income and other tax liability are adequate to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such consolidated financial statements. Any unpaid income and other tax liability of the Company for any years not finally determined have been accrued on the Company’s consolidated financial statements in accordance with U.S. GAAP. All local and national governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the Cayman Islands, British Virgin Islands, Netherlands, France, Germany, Hong Kong, Italy, United Kingdom, United States, and the PRC.

(ee)	No Stamp or Transaction Taxes. No transaction, stamp, documentary, registration, issuance, transfer, or other similar taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to the government of the Cayman Islands or any political subdivision or taxing authority thereof in connection with:

(i)	the creation, allotment, and issuance of the American Depositary Shares by the Company,

(ii)	the sale, transfer or delivery by the Company of the American Depositary Shares to or for the respective accounts of the Underwriter,

(iii)	the purchase from the Company and the sale, transfer or delivery by the Underwriter of the American Depositary Shares to the initial purchasers thereof in the manner contemplated by this Agreement, or

(iv)	the execution and delivery of and performance under this Agreement.

(ff)	Passive Foreign Investment Company. Based on the current and anticipated value of the Company’s assets and the composition of its income and assets, including goodwill (taking into account the expected proceeds from, and the Company’s anticipated market capitalization immediately following, this offering), the Company does not presently expect to be or become a passive foreign investment company for the current taxable year or the foreseeable future.

(gg)	Investment Company Act. Neither the Company nor any of its Subsidiaries is, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus will be, required to register as an “investment company” (as defined in the Investment Company Act).

(hh)	Insurance. Except as described in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, the Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and are customary for companies engaged in similar business, and to the Company’s knowledge all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. The Company and the Subsidiaries have not been denied any insurance coverage which it has sought or for which it has applied.

(ii)	No Stabilization or Manipulation. None of the Company, its Subsidiaries, or any of their directors, officers, Affiliates, controlling persons or any person acting on its or any of their behalf (other than the Underwriter, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(jj)	No Sale, Issuance and Distribution of Shares. Except as described in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kk)	Compliance with the Sarbanes-Oxley Act. The Company and its Subsidiaries, officers and directors, in their capacities as such, are and have been, since the time they were required to comply, in compliance with the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including but not limited to, Section 402 related to loans and Section 302 and Section 906 related to certifications and all applicable rules of the Nasdaq, to the extent that such compliance is required prior to the effectiveness of the Registration Statement. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(ll)	Internal Controls. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, the Company and its Subsidiaries maintain a system of internal controls, including but not limited to, disclosure controls and procedures, “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), an internal audit function and legal and regulatory compliance controls (collectively, the “Internal Controls”) that comply with all the applicable laws and regulations, including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of the Nasdaq and are designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company’s Internal Controls are effective, and the Company is not aware of any deficiency or material weaknesses in its Internal Controls. The Internal Controls upon the effectiveness of the Registration Statement will be overseen by the audit committee of the board of Directors of the Company (the “Audit Committee”) in accordance with the rules of the Nasdaq. Since the date of the most recent balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company’s auditors and the Audit Committee of the Company have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of the Internal Controls of the Company and its Subsidiaries; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the Internal Controls of the Company or its Subsidiaries; and (vi) there have been no significant changes in the Internal Controls of the Company or its Subsidiaries or in other factors that could adversely affect such Internal Controls. Each of the deficiency, material weakness and other adverse events of the Internal Controls as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus has been duly and completely corrected and rectified. Each of the Company’s independent directors meets the criterial for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of the Nasdaq.

(mm)	Disclosure Controls and Procedures. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, the Company and its Subsidiaries have established and maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to comply and complies with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures from time to time as required by Rule 13a-15(e) of the Exchange Act.

(nn)	Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo)	Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no material relationship or transaction, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and their respective directors, officers, shareholders, sponsors, other Affiliates, customers or suppliers, or affiliates or family members of the foregoing persons, on the other hand.

(pp)	Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, or taken any action in furtherance of, an offer, payment, promise to pay or authorization or approval of any direct or indirect unlawful payment, giving of money, property, gifts, benefit or anything else of value to any foreign or domestic government or regulatory official (including any officer or employee of a government or a government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) made, offered, agreed, requested or take an act in furtherance of any unlawful payment, including without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, statute or regulation. The Company and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti- corruption laws as well as the representations and warranties contained herein.

(qq)	Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), any other applicable anti-money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries and conduct business or their respective properties, rights and assets are subject to, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(rr)	Compliance with OFAC. Neither the Company nor any of its Subsidiaries nor any director, officer, or, to the Company’s best knowledge after due and careful inquiry, agent, employee, Affiliate or representative of the Company or any of its Subsidiaries, is or undertakes any business with an individual or entity (an “OFAC Person”) or is owned or controlled by an OFAC Person, (i) that is the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Hong Kong Monetary Authority, or other relevant sanctions authority (collectively, “Sanctions”), and (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions, including, without limitation, Russia, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company and its Subsidiaries and their respective directors and officers, employees, agents, Affiliates or Representative will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person (iii) to fund or facilitate any activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (iv) to fund or facilitate any activities or business in any Sanctioned Country or (v) in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since their respective inception, the Company and its Subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any OFAC Person that at the time of the dealing or transaction is or was, or whose government is or was, the subject or the target of Sanctions or with any Sanctioned Country.

(ss)	Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all applicable national, provincial, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the “Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except where the failure of any of the foregoing will not have a Material Adverse Change.

(tt)	Cybersecurity; Data Protection. To the best knowledge of the Company after all due inquiry/investigation, the Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure of any of the foregoing would not have a Material Adverse Change.

(A) Each of the Company and its Subsidiaries has complied with all applicable laws concerning cybersecurity, data protection, confidentiality and archive administration (collectively, the “Data Protection Laws”); (B) neither the Company nor any Subsidiaries is, or is expected to be classified as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC; (C) neither the Company nor any of its Subsidiaries is subject to any investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the CAC, the CSRC, or any other relevant governmental authority; (D) neither the Company nor any of its Subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (E) neither the Company nor any of its Subsidiaries has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Subsidiaries in respect of the rectification or erasure of data; (F) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (G) neither the Company nor any of its Subsidiaries has received any communication, enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); (H) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant governmental authority on the Company or any of its Subsidiaries or any of their respective directors, officers and employees; (I) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards and proceedings on the Company and any of its Subsidiaries or any of their respective directors, officers and employees pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); and (J) neither the Company nor any of its Subsidiaries has received any objection to the transactions contemplated under this Agreement and the Deposit Agreement from the CSRC, the CAC or any other relevant governmental authority , except where in the case of (A), (D), (E), (F), (G), (H) and (I), any such breach, violation or default would not, in dividually or in the aggregate, have a Material Adverse Effect.

(uu)	Rated Securities. Neither the Company nor any of the Subsidiaries has any outstanding securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(vv)	Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package or the Final Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, that are not described and filed as required.

(ww)	No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Pricing Disclosure Package and the Final Prospectus and any Issuer Free Writing Prospectus to which the Representative have consented.

(xx)	No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its Subsidiaries owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being or to be registered pursuant to any registration statement files or to be filed by the Company or any of its subsidiaries under the Securities Act, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 4(A)(l) hereof. Each of the individuals and entities listed on Schedule III has furnished to the Representative on or prior to the date hereof a letter or letters relating to sales and certain other dispositions of the Shares or certain other securities, in the form of Exhibit A hereto (the “Lock-Up Agreement”).

(yy)	Disclosure; Accurate Summaries. The statements set forth in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Business,” “Regulation,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Shares Eligible for Future Sale,” and “Taxation,” insofar as they purport to summarize legal matters, agreements, documents or proceedings referred to therein, are accurate, complete and fair summaries of such laws, agreements, documents or proceedings in all material respects. The share capital (including the Shares) conforms to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(zz)	Merger or Consolidation. Neither the Company nor any of its Subsidiaries is a party to any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and which is not so described.

(aaa)	Termination of Contracts. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any material contract or agreement referred to or described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or by any other party to any such contract or agreement.

(bbb)	Ownership Structure. The description of the corporate structure of the Company, as set forth in the Pricing Disclosure Package, the Registration Statement and the Final Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions,” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries taken as a whole, which has not been previously disclosed or made available to the Underwriter and disclosed in the Pricing Disclosure Package, Registration Statement and the Final Prospectus.

(ccc)	Payments of Dividends. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from paying any dividends or making any other distribution on their respective share capital or similar ownership interest, from making or repaying any loans or advances to the Company or any of its Subsidiaries, or from transferring any of their respective properties or assets to the Company or any Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries that are wholly foreign-owned enterprises in the PRC may be converted into United States dollars that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Governmental Entity in such entity’s jurisdiction of incorporation or tax residence, and are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Entity.

(ddd)	No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to, or subject to, any contract, agreement or understanding (other than this Agreement) with any person that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offer and sale of the Shares; there are no any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries or any of their respective officers, directors, shareholders, partners, employees, affiliates, agents or Representative that may affect the Underwriter’s compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(eee)	No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries or any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180 days immediately preceding the date that the Registration Statement was initially filed with the Commission.

(fff)	Listing on Nasdaq. The American Depositary Shares have been approved for listing on the Nasdaq Global Market (“Nasdaq”), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the American Depositary Shares on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the American Depositary Shares.

(ggg)	Immunity; Choice of Law; Enforceability.

(i)	None of the Company, the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of Cayman Islands, British Virgin Islands, France, Germany, Hong Kong, Italy, Netherlands, the PRC, the State of New York, or the United Kingdom, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, British Virgin Islands, France, Germany, Hong Kong, Italy, Netherlands, the PRC, New York, United States federal court or United Kingdom, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement.

(ii)	The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Cayman Islands will be honored by courts in the aforementioned jurisdictions. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each Specified Court (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any Preliminary Prospectus, the Pricing Disclosure Package, the Final Prospectus, the Registration Statement, the ADS Registration Statement, or the offering of the Shares in any Specified Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

(iii)	Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, any final judgment for a fixed or readily calculable sum of money rendered by a Specified Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Cayman Islands. The Company is not aware of any reason why the enforcement in Cayman Islands of such a Specified Court judgment would be, as of the date hereof, contrary to public policy of the aforementioned jurisdictions.

(hhh)	Depositary Side Letter. The Company has executed a side letter (the “Depositary Side Letter”), addressed to the Depositary, instructing the Depositary not to, during the Lock-Up Period, accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new American Depositary Receipts evidencing the American Depositary Shares to any shareholder or any third party, unless consented to by the Company and except for the Shares in this offering.

(iii)	Representation of Officers. Any certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

(jjj)	PRC Representations and Warranties.

(i)	Organization.

(A)	Beijing Yimutian Network Technology Co., Ltd is wholly foreign-owned enterprise (“WFOE”) of the Company and, together with WFOE’s subsidiaries listed in the Prospectus, have been duly organized and are validly existing as companies under the laws of the PRC, and their business licenses are in full force and effect; the WFOE have been duly qualified as foreign invested enterprises with the following approvals and certificates: (A) Certificate of Filing and (B) Business License. 100% of the equity interests of the WFOE and its subsidiaries are owned by the Company as described in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, and such equity interests are free and clear of all Liens, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; the articles of associations, the business licenses and other constituent documents of the WFOE and its subsidiaries comply with the requirements of the applicable laws and regulations of the PRC and are in full force and effect; the WFOE and its subsidiaries have full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any Governmental Entity having jurisdiction over the WFOE and its subsidiaries or any of their properties required for the ownership or lease of property or asset by them and the conduct of their business in accordance with their registered business scopes and have the legal right and authority to own, use, lease and operate their properties and assets and to conduct their business in the manner presently conducted and as described in the Registration Statement, Pricing Disclosure Package and the Final Prospectus; and the registered capital of the WFOE and its subsidiaries have been fully paid in accordance with their articles of association and the applicable PRC laws and regulations.

(B)	The WFOE and its subsidiaries has legal and valid title to all of its properties and assets, free and clear of all Liens; each lease agreement to which it is a party is duly executed and delivered, and is valid, legally binding and enforceable; none of the WFOE or its subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind, which would, or could reasonably be expected, result in a Material Adverse Change.

(ii)	PRC Taxes. Except as disclosed in the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package and the Final Prospectus, including the risk factor set forth in “Risk Factors— Risks Related to Doing Business in Mainland China — If we are classified as a mainland China resident enterprise for mainland China enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-mainland-China shareholders and ADS holders.,” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC to any PRC taxing authority in connection with (A) the issuance, sale and delivery of the American Depositary Shares to or for the account of the purchasers, and (B) the purchase from the Company and the sale and delivery of the American Depositary Shares to purchasers thereof.

(iii)	Compliance with Overseas Investment and Listing Regulations. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each of the Company and its Subsidiaries has complied with, and has taken all commercially reasonable steps to ensure each of its shareholders, option holders, directors, officers, and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to comply with any existing and applicable rules and regulations of the relevant PRC Governmental Entity (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(kkk)	Overseas Securities Offering and Listing Rules. The issuance and sale of the American Depositary Shares, the listing and trading of the American Depositary Shares on Nasdaq and the consummation of the transactions contemplated by this Agreement has fully complied with the requirements of the applicable laws and regulations, including the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and related regulations, rules or guidelines and the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing (the “Confidentiality Provisions”). The Company has duly completed the required filings with CSRC for the issuance and sale of the American Depositary Shares, the listing and trading of the American Depositary Shares on Nasdaq and the consummation of the transactions contemplated by this Agreement. All such authorizations and filings are valid and in full force and effect and the Company and its Subsidiaries are in compliance with the terms and conditions of such all such authorizations and filings, and contain no burdensome restrictions or conditions; and neither the Company nor any of its Subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such authorization or filings or has any reason to believe that any such authorization or filings will be revoked.

(lll)	CSRC Filing. Each of the letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering of the American Depositary Shares pursuant to the CSRC Filing Rules (as defined below) and other applicable rules and requirements of the CSRC (including, without limitation, the filing report of the Company in relation to this offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC on December 27, 2023 pursuant to Article 13 of the CSRC Filing Rules (the “CSRC Filing Report”) and supplementary explanation, filings and/or responses for the purpose of replying to queries and comments raised by the CSRC) (the “CSRC Filings”) is and remains complete, true and accurate and not misleading in any respect, and does not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect. The Company has complied with all requirements and timely submitted all requisite filings in connection with the offering (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings. Each of the CSRC Filings made by or on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules. The Company has not submitted any undertakings in connection with the Company or this offering to CSRC or other PRC regulators that the Underwriter are not aware of.

(mmm)	For purposes of Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern, RIN 1505-AC82 (Oct. 28, 2024) (the “Outbound Investment Rules”), the Company and its subsidiaries (together, the “Group”) and their respective activities do not fall within, and the Company does not have plans for the Group to engage in activities falling within the definition of “prohibited transaction” at 31 C.F.R. § 850.224 or “notifiable transaction” at 31 C.F.R § 850.217 with respect to a “covered transaction” described in 31 C.F.R. §§ 850.210(a)(1) or 805.210(a)(3), as such terms are defined thereunder as of the date of this Agreement and interpreted by the U.S. Department of the Treasury in the Supplementary Information at 89 F.R. 90398 and the “Outbound Investment Security Program - Frequently Asked Questions” updated January 17, 2025 (collectively, the “Related Interpretations”), in which, in each case, the Company or members of its Group would otherwise become a “covered foreign person,” as defined in 31 C.F.R. § 850.209 as of the date of this Agreement and interpreted by the U.S. Department of the Treasury in the Related Interpretations (“Covered Foreign Person”). Neither the Company nor any member of its Group directly or indirectly holds any board seat on, voting or equity interest in, or contractual power to direct the management or policies of, a person of a “country of concern” which engages in or has plans to engage in any “covered activity”, in each, as defined in the Outbound Investment Rules as of the date of this Agreement and interpreted by the U.S. Department of the Treasury in the Related Interpretations. The Company will not, and will not permit any of its subsidiaries to be or become a Covered Foreign Person, or engage, directly or indirectly, in any other activity that would cause the Underwriter to be in violation of the Outbound Investment Rules or cause the Underwriter to be legally prohibited by the Outbound Investment Rules from performing under this agreement.

2.	Each Selling Shareholder, severally and not jointly, represents and warrants as to and in respect of itself to, and agrees as to and in respect of itself with, the Underwriter that:

(a)	Good Standing of such Selling Shareholder. Such Selling Shareholder is duly organized and validly existing in its jurisdiction of formation.

(b)	Title to the Shares. Such Selling Shareholder has and on the initial Closing Date hereinafter mentioned will have valid and unencumbered title to the Ordinary Shares underlying the American Depositary Shares to be delivered by such Selling Shareholder on the initial Closing Date and full right, power and authority to enter into this Agreement and, assuming the effectiveness of the Registration Statement and the ADS Registration Statement, to sell, assign, transfer and deliver the Shares to be delivered by such Selling Shareholder and to deposit with the Depositary the Ordinary Shares underlying the American Depositary Shares to be sold by such Selling Shareholder on the initial Closing Date hereunder; and upon the delivery of and payment for the American Depositary Shares to be sold by such Selling Shareholder on the initial Closing Date hereunder, (A) the Underwriter will acquire a valid security entitlement to the American Depositary Shares to be delivered by such Selling Shareholder on such Closing Date and (B) no action based on any “adverse claim” as defined under Section 8-102 of the Uniform Commercial Code as in effect in the State of New York, to such American Depositary Shares may be successfully asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that (A) no Underwriter has notice of any adverse claims, (B) such American Depositary Shares will have been registered to the accounts of the Underwriter with DTC or another securities intermediary, and (C) DTC or such other securities intermediary is a “securities intermediary” within the meaning of Section 8-102 of the Uniform Commercial Code and that the jurisdiction of DTC or such securities intermediary is the State of New York.

(c)	Ordinary Shares Freely Depositable. The Ordinary Shares underlying the American Depositary Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of American Depositary Shares; the American Depositary Shares when issued and delivered against payment thereof, will be freely transferable by such Selling Shareholder to or for the accounts of the Underwriter; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States, except as described in the Pricing Disclosure Package and the Final Prospectus.

(d)	Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney (as defined below), the Letter of Transmittal and Custody Agreement (the “Custody Agreement”) entered into by such Selling Shareholder and the Company, as custodian (the “Custodian”), or this Agreement in connection with the offering and sale of the Shares sold by such Selling Shareholder, except for such consents, approvals, authorizations or orders of, or filings with, any person (including any governmental agency or body or any court) that, if not obtained, would not have an adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, or except such as have been obtained or made, or except as may be required under the Securities Act or U.S. state securities laws.

(e)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Custody Agreement, the Power of Attorney (as defined below) and this Agreement and the consummation of the transactions therein and herein contemplated will not (A) result in any violation of the provisions of the articles of association, articles of incorporation or other constituent documents of such Selling Shareholder that is not a natural person, and (B) result in the violation of any judgment, law or statute applicable to such Selling Shareholder or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Shareholder or any of its properties or assets, except in the case of clause (B), where such violation would not materially interfere with the consummation of the transactions contemplated hereby.

(f)	Custody Agreement. The Custody Agreement with respect to such Selling Shareholder (if any) has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes the valid and legally binding obligations of such Selling Shareholder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles. Such Selling Shareholder has full right, power and authority to perform its obligations under the Custody Agreement.

(g)	Power of Attorney. The power of attorney with respect to such Selling Shareholder (if any) (the “Power of Attorney”), which appoints certain individuals named therein as such Selling Shareholders’ attorneys-in-fact relating to the transactions contemplated hereby and by the Final Prospectus and to the extent set forth therein, constitutes a valid instrument granting the attorneys-in-fact named in such Power of Attorney the power and authority stated therein, and permits the attorneys-in-fact to bind, singly or collectively, such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney, and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(h)	Disclosure Made by the Selling Shareholders. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the ADS Registration Statement at the time it became effective, the Closing Date and any Additional Closing Date comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, each Pricing Disclosure Package, the Final Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Closing Date and any Additional Closing Date complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and each Pricing Disclosure Package delivered to the Underwriter for use in connection with this offering and the Final Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on its EDGAR, except to the extent permitted by Regulation S-T, (iii) the Pricing Disclosure Package does not, and at the time of each sale of the American Depositary Shares in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at the Closing Date and each Additional Closing Date, the Pricing Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each bona fide electronic road show, if any, when considered together with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (v) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; provided that the representations and warranties set forth in this paragraph shall only apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder, expressly for use therein, it being understood and agreed that the only such information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of offered Shares and the address and other information with respect to such Selling Shareholder (excluding percentages) that appear under the heading “Principal and Selling Shareholders” in the Final Prospectus.

(i)	No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any pre-emptive right, co-sale right or right of first refusal or other similar right to purchase any of the American Depositary Shares, that are to be sold by the Company or any other Selling Shareholders to the Underwriter pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, rights, warrants, options or other securities from the Company, other than those described in the Pricing Disclosure Package and the Final Prospectus.

(j)	Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(k)	No FINRA Affiliations. There are no affiliations or associations between any member of FINRA that participates in the offering of the Shares and such Selling Shareholder; none of the proceeds received by such Selling Shareholder from the sale of the Shares and American Depositary Shares to be sold by such Selling Shareholder hereunder will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(l)	No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares by such Selling Shareholder.

(m)	No Undisclosed Material Information. The sale of the Shares to be sold by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the controlled entities that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(n)	Absence of Manipulation. Neither such Selling Shareholder nor any of its affiliates, nor any person acting on its or their behalf has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Regulation M or any other applicable laws, rules and regulations.

(o)	Compliance with Anti-Money Laundering Laws. Neither such Selling Shareholder nor its subsidiaries has violated, nor will the participation of such Selling Shareholder in this offering violate any applicable Anti-Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to such Selling Shareholder’s knowledge, threatened.

(p)	Compliance with Sanctions Laws. (i) Neither such Selling Shareholder nor any of its subsidiaries, nor, to the best knowledge of the Selling Shareholders after all due inquiry/investigation, any director, officer or employee, agent, affiliate or representative of such Selling Shareholder or any of its subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the U.S. government, including but not limited to the OFAC, the UNSC, the EU, the HMT, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in, or a national, governmental entity or agent of, a country or territory that is, the subject of comprehensive Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); (ii) such Selling Shareholder represents and covenants that such Selling Shareholder and its subsidiaries will not, directly or knowingly indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in this offering, whether as underwriter, advisor, investor or otherwise); and (iii) such Selling Shareholder represents and covenants that, for the past five years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of comprehensive Sanctions.

(q)	Compliance with Anti-Corruption Laws. Neither such Selling Shareholder nor any of its subsidiaries, nor, to the best knowledge of the Selling Shareholders after all due inquiry/investigation, any director, officer, employee, affiliate, agent or representative acting on the behalf of Such Selling Shareholder or of any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action on behalf of such Selling Shareholder or its subsidiaries in furtherance of an offer, payment, promise to pay, or authorization or approval of the unlawful payment, giving of unlawful money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, unlawfully influence official action or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed, requested or taken an act on behalf of such Selling Shareholder or its subsidiaries in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or knowingly indirectly, the proceeds of this offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Corruption Laws; and such Selling Shareholder and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Corruption Laws is pending or, to such Selling Shareholder’s knowledge, threatened.

(r)	ESOP Related. Such Selling Shareholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101.

(s)	No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(t)	Stamp Duty. Except as disclosed in the Pricing Disclosure Package and the Final Prospectus, no transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding, income or other taxes or duties are payable by or on behalf of the Underwriter to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the deposit of the Shares by such Selling Shareholder with the Depositary and the Custodian, the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriter, (ii) the purchase from such Selling Shareholder of the Shares and the initial sale and delivery of the American Depositary Shares representing the Shares to purchasers thereof by the Underwriter in the manner contemplated herein, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands and PRC stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands or the PRC, as applicable.

3.	Purchase; Payment and Delivery.

(a)	Agreements to Sell and Purchase. The Company and each Selling Shareholder hereby agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder the number of Firm Shares in the form of American Depositary Shares set forth in Schedule I-A hereto opposite the name of such Underwriter bears at US$[●] per American Depositary Share (the “Purchase Price”).

Executed transfer forms for the Shares represented by the American Depositary Shares to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreement. Each Selling Shareholder agrees, severally and not jointly, that the Shares represented by the transfer forms held in custody for such Selling Shareholder under the Custody Agreements are subject to the interests of the Underwriter hereunder; that the arrangements made by such Selling Shareholder for such custody and the appointment by such Selling Shareholders of the Attorneys-in-Fact by the Power of Attorney, are to the extent set forth therein irrevocable; and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of an estate or a trust, by the death of any executor or trustee or trustees or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor, trustee or trustees should die or become incapacitated, or if any of such estate or trusts should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, dissolution or other event or termination had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them shall have received notice of such death, incapacity, termination, dissolution or other event.

(b)	Over-Allotment Option. On the basis of the representations, warranties and covenants herein and subject to the conditions herein,

(i)	the Company hereby agrees to issue and sell to the Underwriter the Additional Shares, and the Underwriter shall have the option to purchase, severally and not jointly, in whole or in part, the Additional Shares from the Company (the “Over-Allotment Option”), in each case, at a price per share equal to the Purchase Price.

(ii)	the parties agree that the Underwriter may only exercise the Over-Allotment Option for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

(iii)	The Representative may exercise the Over-Allotment Option on behalf of the Underwriter at any time in whole, or from time to time in part, on or before the forty-fifth (45th) day after effective date of the Registration Statement, by giving written notice to the Company (the “Over-Allotment Exercise Notice”). Each exercise date may not be later than ten (10) business days after the date of such notice. On each day, if any, that the Additional Shares are to be purchased, the Underwriter agrees to purchase the number of the Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of the Additional Shares to be purchased on such Additional Closing Date as the number of Firm Shares set forth in Schedule I-A hereto opposite the name of such Underwriter bears to the total number of the Firm Shares. The Representative may cancel any exercise of the Over-Allotment Option at any time prior to the Closing Date or the applicable Additional Closing Date, as the case may be, by giving written notice of such cancellation to the Company.

(iv)	The Over-Allotment Exercise Notice shall set forth:

(A)	the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised;

(B)	the Over-Allotment Option Purchase Price;

(C)	the names and denominations in which the Additional Shares are to be registered; and

(D)	the applicable Additional Closing Date.

(c)	Payment and Delivery.

(i)	Payment for the Firm Shares to be sold by the Company and the Selling Shareholders shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriter at least forty-eight hours in advance of such payment against delivery of such Firm Shares for the respective accounts of the Underwriter at [9:00 a.m.], New York City time, on [●], 2025, or at such other time on the same or such other date as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(ii)	Payment for any Additional Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriter at least forty-eight hours in advance of such payment against delivery of such Additional Shares for the respective accounts of the Underwriter at [9:00 a.m.], New York City time, on the date specified in the corresponding notice described in Section 3 hereof or at such other time on the same or on such other date as shall be designated in writing by the Representative. Each of the time and dates of such payment are hereinafter referred to as an “Additional Closing Date”.

(iii)	The American Depositary Shares to be delivered to the Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representative may request in writing not later than one full business day prior to the Closing Date, as the case may be. Such American Depositary Shares shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representative through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representative at least forty-eight hours in advance of such payment on the Closing Date, or at such other time and date as shall be designated in writing by the Representative. The Purchase Price payable by the Underwriter shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriter in connection with the transfer of the Shares to the Underwriter duly paid and (ii) any withholding required by law. The Company and the Selling Shareholders, where applicable, will, severally but not jointly, cause the certificates representing the Shares to be made available for inspection at least 24 hours prior to the Closing Date or Additional Closing Date, as the case may be.

(iv)	For the avoidance of doubt, the payment obligations of the Underwriter under this Section shall be fully discharged by making payment for the Firm Shares to be sold by the Company and the Selling Shareholders on the Closing Date and for any Additional Shares to be sold by the Company on each Additional Closing Date to the account specified by the Company pursuant to subsections (a) and (b).

(d)	Public Offering. Each of the Company and the Selling Shareholders understands that the Underwriter intends to make a public offering of their respective portion of the Shares in the form of American Depositary Shares as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. Each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriter may offer and sell Shares to or through any Affiliate of an Underwriter. The Company is further advised by the Representative that the Shares are to be offered to the public initially at US$[●] per American Depositary Share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of US$[●] per American Depositary Share under the Public Offering Price.

4.	Covenants of the Company and the Selling Shareholders.

(A) The Company, in addition to its other agreements and obligations hereunder, hereby covenants and agrees with the Underwriter as follows:

(a)	Filings with the Commission. The Company will:

(i)	prepare and file the Final Prospectus (in a form approved by the Representative and containing the Rule 430A Information) with the Commission in accordance with and within the time periods specified by Rules 424(b) and 430A under the Securities Act;

(ii)	file any Issuer Free Writing Prospectus with the Commission to the extent required by Rule 433 under the Securities Act; and

(iii)	file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(b)	Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing:

(i)	when the Registration Statement and the ADS Registration Statement has become effective;

(ii)	when the Final Prospectus has been filed with the Commission;

(iii)	when any amendment to the Registration Statement and the ADS Registration Statement has been filed or becomes effective;

(iv)	when any Rule 462(b) Registration Statement and the ADS Registration Statement has been filed with the Commission;

(v)	when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus, or any amendment to the Final Prospectus has been filed with the Commission or distributed;

(vi)	of (A) any request by the Commission for any amendment or supplement to the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, (B) the receipt of any comments from the Commission relating to the Registration Statement, ADS Registration Statement or (C) any other request by the Commission for any additional information;

(vii)	of (A) the issuance by any Governmental Entity (including the Commission) of any order suspending the effectiveness of the Registration Statement and the ADS Registration Statement or preventing or suspending the use of the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or (B) the initiation or threatening of any proceeding for that purpose or (C) the notice of proceedings pursuant to Section 8A of the Securities Act against the Company or related to this offering;

(viii)	of the occurrence of any event or development within the Prospectus Delivery Period as a result of which, the Final Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading;

(ix)	of the issuance by any governmental or regulatory authority or any order preventing of suspending the use of any of the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the initiation or threatening for that purpose; and

(x)	of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)	Orders and Notices. The Company will use its best efforts to prevent the issuance of any order or notice described in Section 4(b)(vii) and 4(b)(x) and, if any such order or notice is issued, will use its best efforts to obtain the lifting or removal of such order or notice as soon as possible.

(d)	Ongoing Compliance.

(i)	If during the Prospectus Delivery Period:

(A)	any event or development shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Final Prospectus so as not to include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(A)(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Representative may designate such amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) to a purchaser, be misleading; or

(B)	if in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(A)(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Representative may designate such amendments or supplements to the Final Prospectus so that the Final Prospectus as amended or supplemented will comply with applicable law; and

(ii)	if at any time prior to the Closing Date or any Additional Closing Date, as the case may be:

(A)	any event or development shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package so as to not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a prospective purchaser, not misleading, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(A)(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading; or

(B)	if any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, and such conflict or discrepancy is not updated and corrected in the Final Prospectus, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(A)(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package so that the Pricing Disclosure Package as amended or supplemented will no longer conflict with the Registration Statement, or will comply with applicable law.

(iii)	Following the consummation of this offering, the Company shall use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Shares, if any; and use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(iv)	The Company shall comply with the PRC Overseas Investment and Listing Regulations, and shall use commercially reasonable efforts to cause its securityholders that are Chinese residents or Chinese citizens, or that are directly or indirectly owned or controlled by Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(v)	The Company shall use its best efforts to rectify or cure any non-compliance and implement and maintain content control and other measures in continuing compliance with PRC laws and regulations concerning information dissemination on the Internet and user privacy protection.

(vi)	Where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time (the “CSRC Filing Rules”) and the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies issued by the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection of the PRC, and National Archives Administration of the PRC, as amended, supplemented or otherwise modified from time to time (the “CSRC Archive Rules”), the Company shall promptly notify the CSRC or the relevant PRC governmental authority and provide it with such material information in accordance with the applicable laws, and promptly notify the Representative (for themselves and on behalf of the Underwriter) of such material information to the extent permitted by the applicable laws.

(e)	Amendments, Supplements and Issuer Free Writing Prospectuses. Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (A) any Rule 462(b) Registration Statement or (B) any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or (iii) distributing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, the Company will furnish to the Representative and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, Rule 462(b) Registration Statement or other amendment or supplement thereto for review and will not use, authorize, approve, refer to, distribute or file any such Issuer Free Writing Prospectus or Rule 462(b) Registration Statement, or file or distribute any such proposed amendment or supplement thereto (C) to which the Representative reasonably objects in a timely manner and (D) which is not in compliance with the Securities Act. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act. The Company will file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any such supplements or amendments or prospectus as approved by the Representative required to be filed pursuant to such Rule; provided that, the Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)	Delivery of Copies. The Company will deliver, without charge, during the Prospectus Delivery Period, as many copies of the Pricing Disclosure Package and the Final Prospectus (including all amendments and supplements thereto or to the Registration Statement and each Issuer Free Writing Prospectus) as the Representative may reasonably request.

(g)	Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period (as defined below).

(h)	Listing. The Company will use its best efforts to effect and maintain the listing of the Shares on the Nasdaq for at least three (3) years from the date of this Agreement, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company.

(i)	Blue Sky Compliance. The Company will use its best efforts, with the Underwriter’s cooperation, if necessary, to qualify or register (or to obtain exemptions from qualifying or registering) the American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will use its reasonable best efforts, with the Underwriter’s cooperation, if necessary, to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to (A) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(j)	Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, but not limited to, Rule 158 under the Securities Act) covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(k)	Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, unless otherwise permitted by applicable laws and regulations, and file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act.

(l)	Clear Market.

(i)	The Company agrees, without the prior written consent of the Representative, for a period of 180 days after the date of the Final Prospectus(each, a “Lock-Up Period”), not to (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or any such substantially similar securities, or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs or any such securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, or (C) file or submit with the Commission any registration statement under the Securities Act relating to the offering of any Ordinary Shares or ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or any such substantially similar securities, or (D) publicly disclose the intention to do any of the foregoing.

(ii)	The restrictions contained in Section 4(A)(l)(i) hereof shall not apply to the offer and sale of the Shares hereunder and (i) the grant of awards under the share incentive plans as disclosed in the Registration Statement, the Pricing Prospectus and the Final Prospectus (the “Share Incentive Plans”), or the issuance of securities by the Company upon the exercise or settlement, as applicable, of awards granted under the Share Incentive Plans, provided that any awards granted shall not be Ordinary Shares or ADSs, and shall not (1) vest in the case of restricted share awards, or (2) be exercisable or otherwise convertible into or exchangeable for Ordinary Shares or ADSs, in each case during the Lock-Up Period, (ii) any registration statement on Form S-8 to register securities to be issued pursuant to employee share incentive plans as disclosed in the Registration Statement, the Pricing Prospectus and the Final Prospectus, or (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (x) such plans do not provide for the transfer of Ordinary Shares or ADSs during the Lock-up Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plans, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plans during the Lock-Up Period.

(iii)	If the Representative, in its sole discretion, agree to release or waive the restrictions set forth in any Lock-Up Agreement (as defined below) for an officer or director of the Company and provide the Company with notice of the impending release or waiver in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, then the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)	No Stabilization or Manipulation. None of the Company, its subsidiaries, other Affiliates or any person acting on behalf of any foregoing persons (other than the Underwriter, as to which no covenant is given) will take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(n)	Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an “investment company” (as defined in the Investment Company Act) under the Investment Company Act.

(o)	Transactions Affecting Disclosure to FINRA.

(i)	Reserved.

(ii)	Payments Within 180 Days. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or as approved by the Representative in writing, the Company confirms that it has not made any direct or indirect payments (in cash, securities or otherwise) that are unreasonably higher than the prevailing market rate to: (A) any person, as a finder’s fee, consulting fee, investor relations’ fee, advisory fees or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period immediately preceding the original filing date of the Registration Statement, other than the payment to the Representative as provided herein in connection with this offering.

(iii)	FINRA Affiliation. There is no (A) officer or director of the Company, (B) to the Company’s knowledge, the beneficial owner of 10% or more of any class of the Company’s securities or (C) to the Company’s knowledge, the beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the original filing of the Registration Statement that, in each case, is an affiliate or associated person of a FINRA member participating in this offering (as determined in accordance with the rules and regulations of FINRA).

(iv)	Information. All information provided by the Company in its FINRA Questionnaire to Representative’s Counsel specifically for use by Representative’s Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(p)	To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to the Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Additional Closing Date.

(q)	Reserved.

(r)	Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent, registrar or depositary for its Ordinary Shares and American Depositary Shares, as applicable.

(s)	Reports. During the period when the Final Prospectus is required to be delivered under the Securities Act, the Company shall file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder. For the period of three years from the date of this Agreement, the Company will furnish to the Representative, as soon as practicable after the end of each fiscal year, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports, financial statements, and definitive proxy statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system, and from time to time as the Representative may reasonably request, such other information concerning the Company; provided that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(t)	The Company agrees to instruct its transfer agent and registrar not to give effect to any share transfers directly or indirectly by any shareholder during the Lock-up Period, unless with the prior written consent of the Representative on behalf of the Underwriter.

(u)	The Company agrees to indemnify and hold harmless the Underwriter against any stamp, issuance, registration, transaction, transfer, or other similar taxes or duties, including any interest and penalties, on the creation, issuance and sale of the Ordinary Shares or American Depositary Shares to the Underwriter and on the execution and delivery of, and the performance of the obligations (including the initial resale of the Shares by the Underwriter) under, this Agreement. All payments to be made hereunder by the Company shall be paid free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(B)	Each Selling Shareholder, severally and not jointly, agrees with the Underwriter that:

(a)	Such Selling Shareholder shall have entered into a lock-up agreement substantially in the form set forth in Exhibit A.

(b)	Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares in violation of Regulation M or any other applicable laws, rules and regulations.

(c)	Such Selling Shareholder agrees to notify promptly the Company and the Representative of any change in the information supplied in writing relating to such Selling Shareholder in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus has been completed, as determined by the Representative.

(d)	Such Selling Shareholder agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or the ADSs, in each case other than the Final Prospectus.

(e)	Such Selling Shareholder agrees to pay or cause to be paid all documentary, stamp, issuance, transfer or similar taxes, if any, on the transfer and sale to the Underwriter of the Shares and ADSs being sold by such Selling Shareholder and on the execution and delivery of this Agreement (if any). In addition, such Selling Shareholder agrees to pay or cause to be paid withholding tax, business tax, value-added tax, sales tax, applicable surcharges and all other taxes imposed on such Selling Shareholder as a result of such transfer and sale under applicable law. All payments to be made by such Selling Shareholder hereunder to an Underwriter shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid by such Selling Shareholder in respect of taxes, duties or charges imposed on (i) an Underwriter (or amounts payable to such Underwriter) solely by reason of a present or former connection between such Underwriter and the applicable jurisdiction imposing such taxes, duties or charges (other than a connection arising as a result of entering into this Agreement or receiving any payments hereunder) or (ii) an Underwriter (or amounts payable to such Underwriter) as a result of any failure by such Underwriter to provide any form or certificate that such Underwriter is legally able to provide but only to the extent that, if such form or certificate had been provided, it would have reduced or eliminated such taxes, duties or charges.

(f)	Such Selling Shareholder and/or its direct or indirect owners or controlling persons that is a PRC resident or PRC citizen will use its best efforts to comply with any applicable SAFE Rules and Regulations, including without limitation, completing any registration and other procedures required under applicable SAFE Rules and Regulations, and irrevocably authorizing the controlling person in writing, in accordance with applicable SAFE Rules and Regulations, to handle any registrations and other procedures required under applicable SAFE Rules and Regulations on their behalf.

(g)	Such Selling Shareholder agrees not to use any of the proceeds received by it from the sale of the Shares and ADSs pursuant to this Agreement or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that is not in compliance with applicable laws, rules and regulations of any governmental agency having jurisdiction over such Selling Shareholder including, if applicable, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulation of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC.

(h)	Such Selling Shareholder agrees to pay or cause to be paid any underwriting discounts and commissions payable in connection with the Shares sold by such Selling Shareholder and the costs and expenses as set forth in Section 6 hereunder.

(i)	Such Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Such Selling Shareholder represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and have complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus.

(j)	On or prior to the Closing Date, such Selling Shareholder will deposit, or cause to be deposited on its behalf, Ordinary Shares with the Depositary in accordance with the provision of the Deposit Agreement.

5.	Reserved.

6.	Consideration; Expenses.

(a)	Commission. In consideration of the services to be provided for hereunder, (i) the Company and the Selling Shareholders shall pay, in proportion to the respective number of Shares offered by them, to the Representative on behalf of the Underwriter with respect to the Shares that they are offering, a commission equal to six percent (6.0%) of the aggregate gross proceeds received by the Company and the Selling Shareholders from the sale of the Shares in this offering; and (ii) [the Company shall pay to the Representative on behalf of the Underwriter with respect to the Shares that the Company and the Selling Shareholders are offering, a non-accountable expense allowance of one percent (1%) of the aggregate gross proceeds received by the Company and the Selling Shareholders from the sale of the Shares in this offering].

(b)	Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses and fees incident to the performance of its and the Selling Shareholders’ obligations under this Agreement, except as otherwise provided in this Section 6, and incurred in connection with preparing and filing of Registration Statement or qualifications pursuant to, including: (i) the costs of preparing, printing and filing the registration statement with the Commission, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the Underwriter may reasonably request; (ii) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the Underwriter may reasonably request; (iii) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Underwriter, (iv) the fees of counsels and accountants for the Company, including fees associated with any Blue Sky filings where applicable; (v) fees associated with the Company’s transfer agent; (vi) all other fees and disbursements of the Underwriter; (vii) reasonable fees and disbursement of one counsel for all Selling Shareholders, and (viii) the costs and charges of the Depositary in connection with the Shares to be sold by Selling Shareholders.

Each Selling Shareholder agrees, severally and not jointly, to pay or cause to be paid the fees, disbursements and expenses of any counsel separately appointed by such Selling Shareholder in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act.

7.	Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Firm Shares as provided herein on the Closing Date shall be subject to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)	Registration Compliance; No Stop Order.

(i)	The Registration Statement and any post-effective amendment thereto shall have become effective, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission.

(ii)	The Company shall have filed the Final Prospectus, any post-effective amendment and each Issuer Free Writing Prospectus with the Commission in accordance with and within the time periods prescribed by Section 4(A)(a) hereof.

(iii)	The Company shall have (A) disclosed to the Representative all requests by the Commission for additional information relating to the offer and sale of the Shares and (B) complied with such requests to the satisfaction of the Representative.

(b)	Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c)	Accountants’ Comfort Letters; CFO Certificates. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Assentsure PAC, independent public accountants, shall have furnished to the Representative, letters dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in the accountant’ “comfort letter” to the Representative with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

On the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate of the Company’s chief financial officer, dated the respective dates of their delivery and signed by the chief financial officer and addressed to the Underwriter, with respect to certain operating and financial data contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Representative.

(d)	FINRA Clearance. On or before the Closing Date, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(e)	No Material Adverse Change. No event or condition of a type described in Section 1(n) hereof shall have occurred or shall exist, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with this offering, sale or delivery of the Shares prior to or on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus.

(f)	Opinion and Negative Assurance Letter of U.S. Counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel to the Company, shall have furnished to the Representative its (i) written opinion, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, and (ii) negative assurance letter, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, in each case, in form and substance satisfactory to the Representative.

(g)	Opinion of Cayman Islands Counsel to the Company. Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Company, shall have furnished to the Representative its written opinion, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative.

(h)	Opinion of PRC Counsel to the Company. Global Law Office, PRC counsel to the Company, shall have furnished to the Representative its written opinion, addressed to the Company and dated the Closing Date or any Additional Closing Date, as the case may be, a copy of which shall have been provided to the Underwriter, in form and substance satisfactory to the Representative (together with a consent letter, in form and substance satisfactory to the Representative, permitting the Company to provide a copy of such opinion to the Representative).

(i)	Opinion and Negative Assurance Letter of Counsel to the Underwriter. Baker McKenzie LLP, counsel to the Underwriter, shall have furnished to the Representative its (i) written opinion, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, and (ii) negative assurance letter, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, and the Company shall have furnished to such counsel such documents and information as such counsel may reasonably request to enable them to pass on such matters.

(j)	Opinion of PRC Counsel to the Underwriter. Han Kun Law Offices, PRC counsel to the Underwriter, shall have furnished to the Representative its written opinion, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative.

(k)	Officer’s Certificate. The Representative shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate, dated such date, signed by duly authorized executive officers of the Company who has specific knowledge of the Company’s operating and financial matters and in form and substance satisfactory to the Representative, in each case (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any post-effective amendment, and each Issuer Free Writing Prospectus and, the representations set forth in Sections 1(a) to (f) hereof are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be; (ii) confirming no event or condition as described in Section 1(n) and 7(a) has occurred or exists; and (iii) confirming that all of the other representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be, and that the Company has complied with all agreements and covenants and satisfied all other conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or any Additional Closing Date, as the case may be.

(l)	Secretary’s Certificate. At each of the Closing Date and any Additional Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date and any Additional Closing Date (if such date is other than the Closing Date), certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to this offering are in full force and effect and have not been modified; (iii) the good standing of the Company; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(m)	No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign Governmental Entity that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Shares.

(n)	Good Standing. The Representative shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, satisfactory evidence of the good standing (or the applicable equivalent thereof in Cayman Islands) of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representative may reasonably request, in each case, in writing from the appropriate governmental authorities of such jurisdictions or, for any such jurisdiction in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction.

(o)	Lock-Up Agreements. The Lock-Up Agreements, in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule III relating to sales and certain other dispositions of the Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(p)	Exchange Listing. On the Closing Date or any Additional Closing Date, as the case may be, the Shares shall have been approved for listing on Nasdaq, subject to only official notice of issuance.

(q)	Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Side Letter, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement.

(r)	Certificate of Depositary. The Depositary shall have furnished or caused to be furnished to the Representative a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(s)	Opinion of Depositary Counsel. The counsel to the Depositary, shall have furnished to the Representative its written opinion, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative.

(t)	If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., Eastern Time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(u)	On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Representative shall have received such information, opinions, certificates and other additional documents from the Company as they may reasonably require for the purpose of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the covenants, closing conditions or other obligations, contained in this Agreement.

(v)	The Representative shall have received one or more customary opinions from U.S. counsels related to the Selling Shareholders, dated the Closing Date or each Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative.

(w)	The Representative shall have received one or more customary opinions of Cayman counsels to the Selling Shareholders, dated the Closing Date or each Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative.

(x)	The Representative shall have received one or more customary opinions of local counsels to the Selling Shareholders (other than Selling Shareholders who are natural persons), dated the Closing Date or each Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative.

(y)	Each Selling Shareholder shall have delivered to the Representative a Power of Attorney and a Custody Agreement, each of which duly executed and in form and substance satisfactory to the Representative.

(z)	The Representative shall have received a certificate, dated such Closing Date or each Additional Closing Date, as the case may be, of an attorney-in-fact of each Selling Shareholder, in which the attorney-in-fact shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date or each Additional Closing Date, as the case may be (and the attorney-in-fact signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened); such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or each Additional Closing Date, as the case may be.

(aa)	The Representative shall have received a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(bb)	The CSRC has accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated.

All opinions, letters, certificates and other documents delivered pursuant to this Agreement will be deemed to be in compliance with the provisions hereof only if they are satisfactory in form and substance to counsel for the Underwriter.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement and all obligations of the Underwriter hereunder may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date or any Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that the Company shall continue to be liable for the payment of expenses under Section 6 and Section 10 hereof and except that the provisions of Section 8 hereof shall at all times be effective and shall survive any such termination.

The several obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to the Representative on the applicable Additional Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company and the Selling Shareholders, the due authorization and issuance of the Additional Shares to be sold on such Additional Closing Date and other matters related to the issuance of such Additional Shares.

8.	Indemnity and Contribution.

(a)	The Company agrees to indemnify and hold harmless the Underwriter, its Affiliates, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of any of the foregoing (each an “Underwriter Indemnified Party,” collectively the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any and all legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact (except with respect to the Underwriter Information) contained in the Registration Statement and the ADS Registration Statement (or any amendment or supplement thereto), the Pricing Disclosure Package or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any Road Show, or the Final Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the filing of the CSRC Filings in connection with this offering and any amendments or supplements thereto, and any information contained in the CSRC Filings (including any amendments or supplements thereto) being untrue, inaccurate or incomplete or containing false record, misleading statement or material omission or containing alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading, or not containing, or being alleged not to contain, all information in the context of this offering or otherwise required to be contained thereto or being or alleged to be defamatory of any person or any jurisdiction, except insofar as such losses, claims, damages or liabilities are caused solely by any such untrue, inaccurate, incomplete or false statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter for use in the CSRC Filings; it being understood that the only information furnished by the Underwriter to the Company for use in the CSRC Filings is the names of the Underwriter, and reimburse each such Underwriter Indemnified Party for any legal or other out-of-pocket expenses reasonably incurred by such person in connection with any suit, action or proceeding or any claim asserted, whether or not such foregoing person is a party to any action or proceeding. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)	Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter Indemnified Party from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the ADS Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Final Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with the Underwriter Information (as defined below), and provided further that notwithstanding the generality of the foregoing, (i) each Selling Shareholder will only be liable pursuant to this Section 8(b) to the extent that such losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such written information furnished by such Selling Shareholder consists of the statements relating to such Selling Shareholder in the section under the heading “Principal and Selling Shareholders” in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Final Prospectus (or any amendment or supplement thereto) or Issuer Free Writing Prospectus and (ii) the liability of each Selling Shareholder pursuant to this Section 8(b) shall not exceed the product of (x) the number of ADSs sold by such Selling Shareholder to the Underwriter hereunder multiplied by (y) the Purchase Price as set out in this Agreement, less underwriting discounts and commissions.

(c)	The Underwriter agrees to indemnify and hold harmless the Company, its directors, each officer who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Party,” collectively the “Company Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity set forth in Section 8(a) and 8(b) hereof; provided, however, that the Underwriter shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Road Show in reliance upon, and in conformity with, the Underwriter Information relating to such Underwriter; it being understood and agreed that the only information furnished by the Underwriter to the Company in connection with this offering are their respective names and addresses as disclosed in the Pricing Disclosure Pack and the Final Prospectus (the “Underwriter Information”).

(d)	Notifications and Other Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall notify the Indemnifying Person thereof, the Indemnifying Person shall retain counsel satisfactory to the Indemnified Person (which counsel shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay all the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Person has failed within a reasonable time to assume the defence or retain counsel satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defences available to it that are different from or in addition to those available to the Indemnifying Person; (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them; or (v) the Indemnified Person has incurred such fees and expenses of the counsel retained by it in connection with any regulatory investigation or inquiry. Any firm for (i) any Underwriter Indemnified Party shall be designated in writing by the Representative; and (ii) the Company, its directors, its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company. For the avoidance of doubt, the Indemnifying Person shall be liable for all the fees and expenses of one firm (in addition to local counsel, if any) representing all Indemnified Persons designated as provided in the preceding sentence, except as prohibited by applicable laws

(e)	Settlements. The Indemnifying Person under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for any fees and expenses of counsel as contemplated by this Section 8, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person 30 days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent may not be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (iv) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (v) does not include any statements as to or any admission of fault, culpability or failure to act by or on behalf of any Indemnified Person

(f)	Contribution. To the extent the indemnification provided for in Section 8 is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter, on the other hand, in each case as set forth in the table on the cover of the Final Prospectus bear to the aggregate initial offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any and all legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification. The Company, the Selling Shareholders and the Underwriter agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts received by such Underwriter in connection with the Shares distributed by it exceeds the amount of any damages that such Underwriter has otherwise paid or been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)	The indemnity and contribution provisions contained in this Section 8 and Section 4(A)(u) hereof and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or (B) the Company, the Selling Shareholders and their respective officers or directors or any person controlling the Company and the Selling Shareholders and (iii) acceptance of and payment for any of the Shares.

9.	Termination. Prior to the delivery of and payment for the Shares on the Closing Date or any Additional Closing Date, as the case may be, this Agreement may be terminated by the Underwriter by written notice given to the Company if after the execution and delivery of this Agreement: (i) trading or quotation of any securities issued by the Company shall have been suspended or materially limited on any securities exchange, quotation system or in any over-the-counter market; (ii) trading generally on any of the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market, The Hong Kong Stock Exchange or other relevant exchanges or the over-the-counter market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other government authority; (iii) a general banking moratorium on commercial banking activities shall have been declared by federal, New York state or Cayman Islands authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States or the Cayman Islands; (v) there shall have occurred any outbreak or escalation of hostilities, or any change in the financial markets, currency exchange rates, or controls or any calamity or crisis or any change or development involving a prospective change in general economic, financial or political conditions that, as in the reasonable judgment of the Representative is material and adverse and which, singly or together with any other event specified in this clause (v) makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or Final Prospectus to enforce contracts for the sale of the Shares; (vi) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representative interfere materially with the conduct of the business and operations of the Company and its Subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured, which, singly or together with any other event specified in this clause (vi) makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or Final Prospectus to enforce contracts for the sale of the Shares; (vii) there has been, in the reasonable judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, any Material Adverse Change of the Company and the Subsidiaries considered as one enterprise, whether or not in the ordinary course of business, which, singly or together with any other event specified in this clause (vii) makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or Final Prospectus to enforce contracts for the sale of the Shares.

Any termination pursuant to this Section 9 shall be without liability on the part of: (i) the Company or the Selling Shareholders to the Underwriter, except that the Company shall continue to be liable for the payment of actual expenses under Section 6 hereof; (ii) any Underwriter to the Company and the Selling Shareholders; or (iii) any party hereto to any other party. Notwithstanding the foregoing, the provision of Section 8 hereof shall at all times be effective and shall survive any such termination.

10.	Reimbursement of the Underwriter’s Expenses. If (i) the Company or any Selling Shareholder fails to deliver the Shares to the Underwriter by reason of the termination of this Agreement pursuant to Sections 9 hereof or (ii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, except for by terminating this Agreement, then the Company agrees to reimburse the Underwriter for all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel to the Underwriter) actually incurred by the Underwriter in connection with this Agreement and the applicable offering contemplated hereby in accordance with Section 6 hereof, subject to the maximum amount set forth in Section 6, if any [and provided that the Company has confirmed or acknowledges the validity and the relevant fee standard of such expenses in advance, which shall not be unreasonably rejected, withheld or delayed. For the avoidance of doubt, notwithstanding anything to the contrary, the Company shall be responsible for all reasonable, necessary and accountable out-of-pocket expenses relating to the Offering, including but not limited to those provided in Section 6(b) herein].

11.	Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties, covenants and other statements of the Company, the Selling Shareholders and the Underwriter set forth in or made pursuant to this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Selling Shareholders or any of their respective officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

12.	Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by email of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to the Underwriter:	US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

Email: project_harvest@ustigersecurities.com

Attention: Jack Ye

with a copy to:	Baker McKenzie LLP

Suite 3401, China World Office 2

China World Trade Centre

1 Jianguomenwai Dajie

Beijing, the People’s Republic of China, 100004

Email: Dan.Ouyang@bakermckenzie.com; Ronnie.Li@bakermckenziefenxun.com

Attention: Dan Ouyang, Esq.; K. Ronnie Li, Esq.

If to the Company:	YIMUTIAN INC.

Address: 6/F, Building B-6, Block A Zhongguancun

Dongsheng Technology Campus No. 66, Xixiaokou Road

Haidian District, Beijing, the People’s Republic of China, 100192

Email: chenshijie@ymt360.com

Attention: Shijie Chen, Chief Financial Officer

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP

42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Email: Shu.Du@skadden.com

Attention: Shu Du, Esq.

Any party hereto may change the address or email address for receipt of communications by giving written notice to the others in accordance with this Section 12.

If to the Selling Shareholders or any of them shall be delivered, mailed or sent and confirmed to the care of the Company at the address of the Company set forth above.

13.	Parties at Interest; Successors.

(a)	The Agreement set forth has been and is made solely for the benefit of the Underwriter, the Company, the Selling Shareholders and to the extent provided in Section 8 hereof the controlling persons, partners, affiliates, directors, officers and employees referred to in such Section and their respective successors, assignees, heirs, personal Representative and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any rights under or by virtue of this Agreement.

(b)	This Agreement shall be binding upon the Underwriter, the Company and their successors and assignees and any successor or assignee of any substantial portion of the Company’s and the Underwriter’s respective business and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriter and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein. The term “successors,” as used herein, shall not include any purchaser of the Shares from any Underwriter merely by reason of such purchase.

14.	Authority of the Representative. Any action by the Underwriter hereunder may be taken by the Representative on behalf of the Underwriter, and any such action taken by the Representative shall be binding upon the Underwriter.

15.	Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, subsection, paragraph or provision hereof. If any Section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.	Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether sounding in contract, tort or statute, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

17.	Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, the offering of the Shares or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each of the Company and the Selling Shareholders irrevocably appoints Cogency Global Inc. located at 122 East 42nd Street, 18th Floor New York, NY 10168 as their respective agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court in the City and County of New York, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company or the Selling Shareholders, as appliable, in any Related Proceeding. The Company and the Selling Shareholders, severally and not jointly, further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

18.	Waiver of Immunity. To the extent that the Company or any of its properties, assets or revenues is or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Shares, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consent to such relief and enforcement.

19.	Judgment Currency. The Company agrees to indemnify the Underwriter against any loss incurred by the Underwriter as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of each judgment or order, and (ii) the rate of exchange in The City of New York at which an Underwriter on the date of receipt of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter if such Underwriter had utilized such amount of Judgment Currency to purchase United States dollars within two business days following such Underwriter’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are less than the sum originally due to such Underwriter, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

20.	Waiver of Jury Trial. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

21.	Absence of Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Selling Shareholders, on the one hand, and the Underwriter, on the other hand; the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Selling Shareholders or its Affiliates, shareholders, members, partners, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Company, the Selling Shareholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) or any other obligation to the Company and the Selling Shareholders except the obligations expressly set forth in this Agreement; (iv) the Underwriter and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Selling Shareholders and the Underwriter have no obligation to disclose any of such interests or transactions to the Company and the Selling Shareholders by virtue of any agency, fiduciary or advisory relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to the offering contemplated hereby and the transactions contemplated under this Agreement, and each of the Company and the Selling Shareholders has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Each of the Company and the Selling Shareholders waives and releases, to the fullest extent permitted by applicable law, any claims it may have against the Underwriter arising from breach of fiduciary duty or an alleged breach of fiduciary duty, and agrees that none of the Underwriter shall have any liability (whether direct or indirect) to the Company and the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company and the Selling Shareholders in connection with the offering of the Shares or any matters leading up to the offering of the Shares.

22.	Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

23.	Effectiveness; Defaulting Underwriter or One or More Selling Shareholders.

(a)	This Agreement shall become effective upon the execution and delivery hereof by the parties hereto;

(b)	If, on the Closing Date or any Additional Closing Date, as the case may be, the Underwriter shall fail or refuse to purchase the Shares that it has agreed to purchase hereunder on such date, this Agreement shall terminate without liability on the part of the Company or the Selling Shareholders. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Final Prospectus or in any other documents or arrangements may be effected.

(c)	If a Selling Shareholder fails at a Closing Date to sell and deliver the number of Shares which such Selling Shareholder is obligated to sell hereunder, the Company shall have the right to increase the number of Shares to be sold by the Company hereunder. If and to the extent that the Company does not exercise such right, the remaining Selling Shareholders shall have the right to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number to be sold by all non-defaulting Selling Shareholders as set forth in Schedule I-B hereto. If neither the Company nor any of the remaining Selling Shareholders exercises the right hereby granted to fully make up for the shortfall amount, then the Underwriter may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 2, 8, 16-20, 24, 25 shall remain in full force and effect or (ii) elect to purchase the Shares which the Company and the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 23(c) shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Selling Shareholder as referred to in this Section 23(c), each of the Representative, the Company and the non-defaulting Selling Shareholders shall have the right to postpone such Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or in any other documents or arrangements.

(d)	If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by such Underwriter in connection with this Agreement or the offering contemplated hereunder.

24.	Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Shares and the offering of the American Depositary Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, with respect to the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, each Issuer Free Writing Prospectus and each Road Show, the purchase and sale of the Shares and the offering of the American Depositary Shares, and the conduct of the offering contemplated hereby.

25.	Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the parties hereto. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy power or privilege.

26.	Section Headings. The headings of the Sections herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

27.	Counterparts. This Agreement may be executed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Yimutian Inc.

By:
Name:
Title:

[The Selling Shareholders named in Schedule I-B attached hereto

By:
Name:
Title:

As Attorneys-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule I-B attached hereto]

Confirmed and accepted as of the date first above written:

US Tiger Securities, Inc.

Acting on behalf of itself and as the Representative of the Underwriter

By:
Name:
Title:

SCHEDULE I-A

List of Underwriter(s)

Underwriter	Number of Firm Shares to Be Purchased	Number of Additional Shares to Be Purchased if the Maximum Over-Allotment Option Is Exercised
US Tiger Securities, Inc.

Total:	5,010,000 ADSs representing 125,250,000 Ordinary Shares	678,300 ADSs representing 16,957,500 Ordinary Shares

SCHEDULE I-B

List of Selling Shareholder(s)

Selling Shareholder	Number of Firm Shares to Be Sold
HSG CV IV Holdco, Ltd.	244,000 ADSs representing 6,100,000 Ordinary Shares
Geometry Ventures Limited	244,000 ADSs representing 6,100,000 Ordinary Shares

Total:	488,000 ADSs representing 12,200,000 Ordinary Shares

SCHEDULE II

Pricing Disclosure Package

1.	Preliminary Prospectus issued July 22, 2025.

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

SCHEDULE III

List of Lock-Up Parties

1.	All directors and executive officers of the Company: Jinhong Deng, Min Liu, Shijie Chen, Zhijia Liu, Mi Zhou, Yu Zhang, Kui Zhou, Xinghong Hua, Xiaowei Wang, Junchen Sun and Xu Deng

2.	All Selling Shareholders as identified on Schedule I-B

3.	All other existing shareholders of the Company presented in the latest register of members of the Company as of the date of this Agreement.

EXHIBIT A

Form of Lock-Up Agreement

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

As the Representative of the underwriter

The undersigned understands that US Tiger Securities, Inc. (the “Representative”) propose to enter into an underwriting agreement dated [●], 2025 (the “Underwriting Agreement”) with Yimutian Inc., a Cayman Islands exempted company (the “Company”), providing for the initial public offering by the underwriter (the “Underwriter”) in the United States (the “Initial Public Offering”) of a certain number of American Depositary Shares, each representing 25 Class A ordinary shares, par value US$0.00001 per share, of the Company (the “Securities”). For purposes of this letter agreement, “Shares” shall mean the American Depositary Shares or the Company’s ordinary shares.

To induce the Underwriter to continue their efforts in connection with the Initial Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriter, he or she or it (with respect to directors, officers and shareholders), during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (each a “Lock-Up Period”) relating to the Initial Public Offering (“Final Prospectus”), will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (2) enter into a transaction which would have the same effect, or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter in connection with, as the case may be, (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Lock-up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy upon the death of the undersigned or to an immediate family member or trust for the direct or indirect benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin) or to any entity beneficially owned and controlled by the undersigned or any immediate family of the undersigned; (c) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (d) a sale or surrender to the Company of any share options or Shares of the Company underlying share options in order to pay the exercise price or taxes associated with the exercise of share options pursuant to the Company’s equity incentive plans which are outstanding as of the date of the Registration Statement, provided that such lock-up restrictions shall apply to any of the undersigned’s Shares issued upon such exercise; or (e) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b) or (c), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriters a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act of shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriter, the undersigned will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any securities convertible into or exercisable or exchangeable for the Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the period from the date hereof to the expiration of the Lock-Up Period, the undersigned will give notice thereof to the Company and the Representative and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company and the Representative that the Lock-Up Period has expired.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, if any (ii) at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriter hereunder to the Company or any of its officers or directors shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement substantially in the form of this lock-up agreement and for the duration such terms of this agreement remain in effect at the time of the transfer.

The undersigned agrees that except as set forth in this lock-up agreement, there are no and will be no other agreement or arrangement, either verbal or in writing, with any other individuals or entities, including but not limited to shareholders, friends and family, and other third parties, to circumvent or has an effect of circumventing the obligations set forth in this lock-up agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period). Nothing in this Agreement shall be construed to prohibit or restrict the Company from filing a registration statement on Form S-8 covering ordinary shares issuable pursuant to an equity incentive plan in effect on the date of the Underwriting Agreement and described in the Final Prospectus.

The undersigned understands that the Company and the Underwriter are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal underwriters, successors and assigns.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter. The undersigned acknowledges that no assurances are given by the Company or the Underwriter that any Offering will be consummated.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned hereby submits to the exclusive jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York over any suit, action or proceeding arising out of or relating to this agreement (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which he or she or it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Terms used herein but not defined shall have the same meaning assigned to them as in the Underwriting Agreement.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

Very truly yours,

[HOLDER]

By:
Name:
[Title:]

Address:

EXHIBIT B

Form of Lock-Up Waiver

Yimutian Inc.

[Name and Address of The Company or Officer or Director Requesting Waiver]

Dear [Name]:

This letter is being delivered to you in connection with the offering by Yimutian Inc. (the “Company”) of 125,250,000 Class A ordinary shares of the Company, par value US$0.00001 per share, in the form of 5,010,000 American depositary shares, and the lock-up agreement dated [●], 2025 (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver]/[release] dated [date], with respect to [number] ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive]/[release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [date]; provided, however, that such [waiver]/[release] is conditioned on the Company announcing the impending [waiver]/[release] by press release through a major news service at least two business days before effectiveness of such [waiver]/[release]. This letter will serve as notice to the Company of the impending [waiver]/[release].

Except as expressly [waived]/[released] hereby, the Lock-up Agreement shall remain in full force and effect.

Yours very truly,

US Tiger Securities, Inc.

By:

Name:

Title:

EXHIBIT C

Form of Lock-Up Waiver Press Release

Yimutian Inc.

[●]

Yimutian Inc. (the “Company”) announced today that US Tigers Securities, Inc. the lead book-running manager in the public sale of an aggregate of 125,250,000 Class A ordinary shares in the form of 5,010,000 American depositary shares by the Company and the selling shareholders, is [waiving]/[releasing] a lock-up restriction with respect to [number] ordinary shares held by the [Company/certain officers/directors/shareholders of the Company] (the “Shares”). The [waiver]/[release] will take effect on [date], and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.